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                                                                    EXHIBIT 10.9


                             EAGLE BANCSHARES, INC.


                           DEFERRED COMPENSATION PLAN


                            EFFECTIVE APRIL 1, 1999



                                   ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

         The purpose of the Eagle Bancshares, Inc. Deferred Compensation Plan (hereinafter referred to as the "Plan") is to aid Eagle Bancshares, Inc. and its subsidiaries in attracting and retaining employees, outside directors and consultants by providing them with savings and tax-deferral opportunities. The Plan shall be effective for deferral elections effective on or after April 1, 1999.

                                   ARTICLE II

                                  DEFINITIONS

         For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

         Section 2.01 Administrative Committee. "Administrative Committee" means the committee the Board appoints.

         Section 2.02 Base Salary. "Base Salary" means the base rate of cash compensation the Company pays to or for the benefit of a Participant for services rendered or labor performed while a Participant, including base pay a Participant could have received in cash in lieu of (A) deferrals pursuant to
Section 4.02 and (B) contributions made on his behalf to any qualified plan the Company maintains or to any cafeteria plan under section 125 of the Internal Revenue Code the Company maintains.

         Section 2.03 Base Salary Deferral. "Base Salary Deferral" means the amount up to 80% of a Participant's Base Salary which the Participant elects to have withheld on a pre-tax basis and credited to his or her Deferral Account pursuant to Section 4.02.

         Section 2.04 Beneficiary. "Beneficiary" means the person, persons or entity the Participant designates pursuant to Article IX to receive any benefits payable under the Plan.

         Section 2.05 Board. "Board" means the Board of Directors of Eagle Bancshares, Inc.

         Section 2.06 Change of Control. For purposes of this Plan, a "Change of Control" shall be deemed to have occurred if:

                  (A) there is an acquisition, in any one transaction or a series of transactions, by any individual, entity or group, other than Eagle Bancshares, Inc. or any of its subsidiaries (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of Eagle Bancshares, Inc. entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by Eagle Bancshares, Inc. or any


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of its subsidiaries, or by any employee benefit plan (or related trust) of Eagle
Bancshares, Inc. or any of its subsidiaries, or by any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of Eagle Bancshares, Inc. immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of Eagle Bancshares, Inc. entitled to vote generally in the election of directors, as the case may be; or

                  (B) individuals who, as of April 1, 1999, constitute the Board (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to April 1, 1999, whose election, or nomination for election by Eagle Bancshares, Inc.'s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Eagle Bancshares, Inc. (as such terms are used in Rule 14(a)(11) or Regulation 14A promulgated under the Exchange Act);
or

                  (C) there occurs either (i) the consummation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of Eagle Bancshares, Inc. immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the then outstanding voting securities, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (ii) an approval by the shareholders of Eagle Bancshares, Inc. of a complete liquidation of dissolution of Eagle Bancshares, Inc. or of the sale or other disposition of all or substantially all of the assets of Eagle Bancshares, Inc.

         Section 2.07 Commissions. "Commissions" means any cash commissions the Company pays to or for the benefit of a Participant for services rendered or labor performed while a Participant.

         Section 2.08 Commission Deferral. "Commission Deferral" means the amount of a Participant's Commissions which the Participant elects to have withheld on a pre-tax basis and credited to his or her Deferral Account pursuant to Section 4.02.

         Section 2.09 Company. "Company" means Eagle Bancshares, Inc., its successors, any subsidiary or affiliated organizations the Board authorizes to participate in the Plan and any organization into which or with which Eagle Bancshares, Inc. may merge or consolidate or to which all or substantially all of its assets may be transferred.

         Section 2.10 Consultant. "Consultant" means a person who performs consulting services solely for Eagle Real Estate Advisors, Inc.

         Section 2.11 Consultant Fees. "Consultant Fees" means the fees the Company pays to or for the benefit of a Participant for services rendered as a Consultant while a Participant.

         Section 2.12 Consultant Fees Deferral. "Consultant Fees Deferral" means the amount of a Participant's Consultant Fees which the Participant elects to have withheld on a pre-tax basis and credited to his or her Deferral Account pursuant to Section 4.02.

         Section 2.13 Deferral Account. "Deferral Account" means the account maintained on the books of the Administrative Committee for each Participant pursuant to Article VII.

         Section 2.14     Deferred Amount. "Deferred Amount" is defined in
Section 4.02.


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         Section 2.15     Deferral Period. "Deferral Period" is defined in
Section 4.02.

         Section 2.16 Director Fees. "Director Fees" means the fees the Company pays to or for the benefit of a Participant for services rendered as a member of the Board while a Participant.

         Section 2.17 Director Fees Deferral. "Director Fees Deferral" means the amount of a Participant's Director Fees which the Participant elects to have withheld on a pre-tax basis and credited to his or her Deferral Account pursuant to Section 4.02.

         Section 2.18 Disability. "Disability" means eligibility for disability benefits under the terms of the Company's long-term disability plan as in effect from time to time or in the case of an Outside Director or Consultant means being disabled as the term is defined under such plan.

         Section 2.19 Eligible Compensation. "Eligible Compensation" means any Base Salary, Commissions, Consultant Fees, Director fees or Incentive Compensation otherwise payable with respect to the Plan Year.

         Section 2.20 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         Section 2.21 Form of Payment. "Form of Payment means payment in one lump sum or in installments of five, 10 or 15 years.

         Section 2.22 Hardship Withdrawal. "Hardship Withdrawal" means the early payment of all or part of the vested balance in a Deferral Account in the event of an Unforeseeable Emergency.

         Section 2.23 Incentive Compensation. "Incentive Compensation" means the amount paid to a Participant during a Plan Year under any incentive plan of the company or any other incentive payment or bonus.

         Section 2.24 Incentive Deferral. "Incentive Deferral" means the amount of a Participant's Incentive Compensation which the Participant elects to have withheld on a pre-tax basis from his Incentive Compensation and credited to his or her Deferral Account pursuant to Section 4.02.

         Section 2.25 Matching Contribution. "Matching Contribution" means the amount of annual matching contribution that the Company may make to the Plan.

         Section 2.26 Outside Director. "Outside Director" means a member of the Board who is not an Employee of the Company or any of its affiliates.

         Section 2.27 Participant. "Participant" means any individual who is eligible to participate in this Plan and who elects to participate by filing a Participation Agreement as provided in Article IV.

         Section 2.28 Participation Agreement. "Participation Agreement" means an agreement a Participant files in accordance with Article IV.

         Section 2.29 Plan Year. "Plan Year" means the twelve-month period beginning April I and ending following March 3 1.

         Section 2.30 Retirement. "Retirement" means, as applicable, the retirement of a Participant from the Company and termination of a Participant as a member of the Board or as a Consultant, after attaining age 65, or age 55 with at least 10 years of service with the company and its affiliates.

         Section 2.31 Termination of Employment. "Termination of Employment" means the cessation of a Participant's employment with the Company and its affiliates and service as a member of the Board and as a Consultant for any reason other than Retirement, death or Disability.


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         Section 2.32     Unforeseeable Emergency. "Unforeseeable Emergency"
means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

         Section 2.33 Valuation Date. "Valuation Date" means such dates as the Administrative Committee in its sole discretion may determine.

         Section 2.34 Vesting of Matching Contributions. "Matching Contributions" credited to a Deferral Account from which no payments have been made shall be 100% vested upon the death of a Participant. Otherwise, any other Matching Contribution shall vest based upon the Participant's combined years of employment with the Company and its affiliates and years of service as an Outside Director or Consultant until Termination of Employment, on the following basis:

Less than two years                                    0%

Greater than two years but less than three years      20%

Greater than three years but less than four years     40%

Greater than four years but less than five years      60%

Greater than five years but less than six years       80%

Greater than six years                               100%


                                  ARTICLE III

                                 ADMINISTRATION

         Section 3.01 Administrative Committee; Duties. The Administrative Committee shall administer the Plan. A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business. All resolutions or other actions of the Administrative Committee shall be by a vote of a majority of its members present at any meeting or, without a meeting, by an instrument in writing that all of its members sign. Members of the Administrative Committee may participate in a meeting by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. The Administrative Committee may designate one of its members as a chairperson and may retain and supervise providers and professionals to perform any or all of the duties delegated to it hereunder.

         The Administrative committee shall be responsible for the administration of this Plan and shall have all powers necessary to administer this Plan, including discretionary authority to determine eligibility for benefits, to decide claims under the terms of this Plan and to interpret the Plan, except to the extent that the Administrative Committee vests any such powers in any other person. In particular, the Administrative Committee shall be responsible for determining issues related to eligibility, investment benchmarks, determination of Deferral Account balances, crediting of hypothetical earnings and of Deferred Amounts and debiting of hypothetical losses, and administration and oversight of distributions, in-service withdrawals, deferral elections and any other duties concerning the day-to-day operation of this Plan. The Administrative Committee may from time to time establish rules for the administration of this Plan. All rules, interpretations and decisions of the Administrative Committee shall be conclusive and binding on the Company, Participants and Beneficiaries.

         Neither the Board nor the Administrative Committee nor any of their members shall be liable for any act hereunder, whether of omission or commission, by any other member or by any employee of the Company or by any agent to whom duties in connection with the administration of this Plan have been delegated or for anything done or omitted


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to be done in connection with this Plan.

         The Company shall, to the fullest extent permitted by law, indemnify each director, officer or employee of the Company (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Administrative Committee against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement that such person actually and reasonably incurs in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company, the Board or the Administrative Committee.

         The Company shall pay any expenses the Company or the Administrative Committee incurs relative to the administration of this Plan.

         Section 3.02 Claim Procedure. If a Participant or Beneficiary makes a written request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under this Plan, such request shall be treated as a claim for benefits. All claims for benefits under this Plan shall be sent to the Administrative Committee. If the Administrative Committee determines that any individual who has claimed a right to receive benefits, or a right to receive an adjustment in benefits being paid, under this Plan is not entitled to receive all or any part of the benefits claimed, the Administrative Committee shall notify the claimant in writing of such adverse determination and the reasons therefor in terms calculated to be understood by the claimant. Such notice shall be sent within 90 days of the claim unless the Administrative Committee determines that additional time, not exceeding an additional 90 days, is needed. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and shall describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant of the procedure that the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days of the notice from the Administrative Committee submit in writing to the Administrative Committee a statement that the claimant contests the denial of his or her claim and desires a further review by the Board. The Board shall within 60 days thereafter review the resubmitted claim and authorize the claimant to review pertinent documents and submit to the Board issues and comments relating to the resubmitted claim. The Board will render a final decision with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for further review, unless the Board determines that additional time, not exceeding 60 days, is needed, and so notifies the claimant.

                                   ARTICLE IV

                                 PARTICIPATION

         Section 4.01 Participation. Participation in the Plan shall be limited to Consultants, Outside Directors and employees of the Company who are among a select group of management or highly compensated employees and who (i) meet such eligibility criteria as the Administrative Committee shall establish from time to time and (ii) elect to participate in this Plan by filing a Participation Agreement with the Administrative Committee. A Participation Agreement must be filed with respect to each Plan Year prior to the March 31st immediately preceding the Plan Year for which it is effective. The Administrative Committee shall have the discretion to establish special deadlines regarding the filing of participation Agreements for specified groups of Participants.

         Section 4.02     Contents of Participation Agreement. Subject to
Article VIII, each Participation Agreement shall set forth: (A) the amount of Eligible Compensation for the Plan Year to which the Participation Agreement relates that is to be deferred under the Plan (the " Deferred Amount"), expressed as either a dollar amount or a percentage of the (i) Base Salary, (ii) Commissions, (iii) Consultant Fees, (iv) Director Fees and (v) Incentive Compensation for such Plan Year; provided, that the minimum Deferred Amount for any Plan Year shall not be less than $1,000, and provided further, that the maximum amount of Base Salary a participant can defer for any Plan Year shall not exceed 80% thereof; (B) the period after which payment of the Deferred Amount is to be made or to commence (the "Deferral Period"), which shall be the earlier of (i) a number of full years, not less than three, or (ii) the period ending upon the Retirement, death, Termination


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of Employment or Disability of the Participant, and (C) the form in which payments are to be made, other than on account of death, Termination of Employment or Disability, which may be a lump sum, or in substantially equal annual installments over five, 10 or 15 years or in the case of an in-service distribution pursuant to Section 8.03 over four years but not more than 10 years.

         Section 4.03 Modification or Revocation of Election by Participants. A Participant may not change the rate of his or her Deferred Amount during a Plan Year. However, a participant may in the event of an Unforeseeable Emergency terminate his or her Participation Agreement with respect to Base Salary, Commissions, Consultant Fees and Director Fees for the Plan Year by filing such forms as the Administrative Committee in its discretion may prescribe. If the Administrative Committee approves, such termination shall take effect as of the first payroll period next following the filing of such forms. If a Participant terminates his or her Participation Agreement during a Plan Year, he or she will not be permitted to file a new Participation Agreement again until the next Plan Year. In addition, the Deferral Period may be extended if an amended Participation Agreement is filed with the Administrative Committee at least one full calendar year before the Deferral Period was in effect before such amendment ends. Under no circumstances may a Participation Agreement be made, modified or revoked retroactively.

                                   ARTICLE V

                             DEFERRED COMPENSATION

         Section 5.01 Elective Deferred Compensation. The Administrative committee shall credit the Deferred Amount of a Participant with respect to each Plan Year to the Participant's Deferral Account as and when such Deferred Amount would otherwise have been paid to the participant. To the extent that any Federal, state or local law requires the Company to withhold any taxes or other amounts from the Deferred Amount, such amounts shall be taken from the compensation of the Participant that is not deferred under this Plan.

         Section 5.02 Vesting of Deferral Account. A Participant shall be 100% vested in his or her Deferral Account at all times except as provided in
Section 6.01 relating to Matching Contributions, and except as provided in
Section 8.07 relating to early withdrawals.

                                   ARTICLE VI

                             MATCHING CONTRIBUTIONS

         Section 6.01 Matching Contribution. For each Plan Year, the Company, at its sole discretion, may credit a Matching Contribution to the Deferral Account of a Participant who has elected to defer some portion of his or her Eligible Compensation otherwise payable with respect to that Plan Year and who is an employee, Outside Director or Consultant on the last day of such Plan Year. The amount of the Matching Contribution may vary from Plan Year to Plan year, may be based on a formula which takes into account a Participant's total compensation, and otherwise maybe subject to maximum or minimum limitations. The Matching Contribution shall be deemed to be invested among the same investment benchmarks indicated in the elections of the Participant governing the deferrals of the Participant. Matching Contributions shall be distributed to the Participant according to the election of the Participant governing his or her deferrals provided they have vested according to Section
2.33. Matching Contributions that do not vest shall be forfeited upon payment, other than in the event of an Unforeseeable Emergency, and the forfeiture shall be used to reduce future Matching Contribution.
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                                 ARTICLE VII

                     MAINTENANCE AND INVESTMENT OF ACCOUNTS

         Section 7.01 Maintenance of Accounts. Separate Deferral Accounts shall be maintained for each Participant. More than one Deferral Account may be maintained for a Participant as necessary to reflect (A) various investment benchmarks and (B) separate Participation Agreements specifying different Deferral Periods or forms of payment. A Participant's Deferral Accounts shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall not constitute or be treated as a trust fund or segregated account of any kind. The Administrative Committee shall determine the balance of each Deferral Account, as of each Valuation Date, by adjusting the balance of such Deferral Account as of the immediately preceding Valuation Date to reflect changes in the value of the deemed investments thereof, and credits, debits and distributions with respect to such Deferral Account since such preceding Valuation Date.

         Section 7.02 Investment Benchmarks. Each Participant shall be entitled to direct the manner in which his or her Deferral Accounts will be deemed to be invested, selecting among the investment benchmarks specified in Appendix A hereto, as the Administrative Committee may amend from time to time, and in accordance with such rules, regulations and procedures as the Board may establish from time to time. Deemed earnings and losses based on a Participant's investment elections shall begin to accrue as of the date such Participant's Deferred Amounts are credited to his or her Deferral Accounts.

         Section 7.03 Statement of Accounts. The Administrative Committee shall submit to each Participant quarterly statements of his or her Deferral Accounts, in such form as the Administrative Committee deems desirable, setting forth the balance to the credit of such participant in his or her Deferral Accounts as of the end of the most recently completed quarter.
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                                  ARTICLE VIII

                                    BENEFITS

         Section 8.01 Time and Form of Payment. At the end of the Deferral Period for each Deferral Account, the Company shall pay the participant in cash at the time or times the Participant elected in the applicable Participation Agreement. If the Participant is to receive payments in a lump sum other than on account of death, the Company shall as soon as practicable pay the vested balance in such Deferral Accounts determined as of the most recent Valuation Date preceding the payment date. If the Participant is to receive payments in a lump sum on account of death, the Company shall as soon as practicable pay the death benefit described in Section 8.05 determined as of the most recent Valuation Date preceding the payment date. If the Participant is to receive payments in installments, the Company shall make annual payments from such Deferral Accounts, each of which shall consist of an amount equal to (A) the vested balance of such Deferral Accounts determined as of the most recent Valuation Date preceding the payment date multiplied by (B) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid). The first such installment shall be paid as soon as practicable after the end of the Deferral Period and each subsequent installment shall be paid on or about the anniversary of such first payment. Each such installment shall be deemed to be made on a pro rata basis from each of the different deemed investments of the Deferral Accounts from which the Participant is to receive payments.

         Section 8.02      Retirement. Except as otherwise set forth in this
Article VIII, if a Participant has elected to receive payments upon Retirement, the vested balance of the Deferral Accounts of the Participant shall be distributed upon retirement in installments of a lump sum in accordance with the Plan and as elected in the Participant Agreement.

         Section 8.03 In-Service Distributions. Except as otherwise set forth in this Article VIII, if a Participant has elected to defer receipt of payments under the Plan for a stated number of years, the vested balance of the Deferral Accounts of the Participant shall be distributed in installments or a lump sum in accordance with the Plan and as elected in the Participant Agreement.

         Section 8.04 Termination of Employment and Disability. Notwithstanding the provisions of Article VIII hereof and any Participant Agreement, if prior to Retirement and prior to receiving full payment of the vested balance of his or her Deferral Accounts, a Participant has a Termination of Employment or incurs a Disability, the remaining vested balance of the Deferral Accounts of the Participant shall be distributed in a lump sum.

         Section 8.05 Death. Notwithstanding the provisions of Article VIII hereof and any Participant Agreement, if a Participant on whose life the company or any grantor trust has purchased a life insurance policy to assist with the accumulation of funds to pay benefits under the Plan dies prior to Retirement, Termination of Employment or Disability, two times the entire Deferral Accounts of the Participant shall be distributed in a lump sum to such Participant's Beneficiary or Beneficiaries. However, if such Participant dies at such time and no such life insurance policy has been purchased, then only the entire balance of the Deferral Accounts of such Participant shall be distributed in lump sum to the Participant's Beneficiary or Beneficiaries. If after Retirement a Participant is receiving installments and dies, the remaining vested balance of the Deferral Accounts of the Participant shall be distributed in a lump sum to the Participants Beneficiary or Beneficiaries.

         Section 8.06 Hardship Withdrawals. Notwithstanding the provisions of Article VIII hereof and any Participation Agreement, a Participant shall be entitled to early payment of all or part of the vested balance in his or her Deferral Accounts in the event of an Unforeseeable Emergency, in accordance with this Section 8.06. A distribution pursuant to this Section 8.06 may only be made to the extent reasonably needed to satisfy the Unforeseeable Emergency, and may not be made if such is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant's assets to the extent such liquidation would not itself cause severe financial hardship, or (C) by cessation of participation in the Plan. An application for an early payment under this Section 8.06 shall be made to the Administrative Committee in such form and in accordance with such procedures as the Administrative Committee shall determine from time to time. The Administrative Committee will determine whether and in what amount and form a distribution will be permitted pursuant to this Section 8.06.

         Section 8.08 Early Withdrawal with Penalties. Notwithstanding the provisions of Article VIII hereof and any Participation Agreement, a Participant shall be entitled to elect to withdraw all of the vested balance in his or her Deferral Accounts in accordance with this Section 8.07 by filing with the Administrative Committee such forms, in accordance with such procedures, as the Administrative Committee shall determine from time to time. As soon as practicable after receipt of such form by the Administrative committee, if the Administrative Committee so approves, the Company shall pay an amount equal to 90 percent of the balance in such Participant's vested Deferral Accounts determined as of the most recent Valuation Date preceding the payment date to the electing Participant in a lump sum in cash, and the Participant shall forfeit the remainder of such Deferral Accounts. All Participation Agreements previously filed by a Participant who elects to make a withdrawal under this
Section 8.07 shall be null and void after such election is filed, and such a Participant shall not thereafter be entitled to file any Participation Agreements under the Plan with respect to the first Plan Year that begins after such election is made.

         Section 8.08 Change of Control. In the event of a Change of Control that the Board recommends for approval to the shareholders, no immediate special payment shall be made to any Participant and the terms and conditions of the Plan shall remain in full force and effect. However, upon a hostile Change of Control, the Company may immediately pay to each Participant in a lump sum in cash the vested balance in his or her Deferral Accounts determined as of the most recent Valuation Date preceding the payment date. Hostile Change of Control is defined as a Change of Control of the Company that the Board has not recommended for approval to the shareholders.

         Section 8.09 Severance. Notwithstanding anything to the contrary herein, the Administrative Committee may, in its sole and exclusive discretion, determine that the Deferral Accounts of a Participant who has incurred a Termination of Employment and who receives or will receive severance payments from the Company shall be paid in installments, at such intervals as the Administrative Committee may decide.

         Section 8.10 Withholding of Taxes. Notwithstanding any other provision of this Plan, the Company shall withhold from payments made hereunder any amounts any applicable law or regulation requires to be so withheld.


                                  ARTICLE IX

                            BENEFICIARY DESIGNATION

         Section 9.01 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Administrative Committee, on such form and in accordance with such procedures as the Administrative Committee shall establish from time to time.

         Section 9.02 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's Beneficiary shall be deemed to be the Participant's estate.


                                   ARTICLE X

                       AMENDMENT AND TERMINATION OF PLAN

         Section 10.01 Amendment. The Board may at any time amend this Plan in whole or in part, provided, however, that no amendment shall be effective to decrease the balance in any Deferral Account as accrued at the time of such amendment, nor shall any amendment otherwise have a retroactive effect.

         Section 10.02 Company's Right To Terminate. The Board may at any time terminate the Plan with respect to future Participation Agreements. The Board may also terminate the Plan in its entirety at any time for any reason, including without limitation if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof.

or potential payments thereunder, would not be in the best interests of the Company, and upon any such termination, the Company shall immediately pay to each Participant in a lump sum the vested balance in his or her Deferral Accounts determined as of the most recent Valuation Date preceding the termination date.

                                   ARTICLE XI

                                 MISCELLANEOUS

         Section 11.01 Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for Consultants. Outside Directors and employees of the Company who are a select group of management or highly compensated employees. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company's creditors, to assist it in accumulating funds to pay its obligations under the Plan.

         Section 11.02 Nonassignability. Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other person shall have any tight to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, hypothecate, transfer or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance that a participant or any other person claiming through the Participant owes, nor be transferable by operation of law in the event of a Participant's or any other such person's bankruptcy or insolvency.

         Section 11.03 Validity and Severability. The invalidity or unenforceability of any provision of this Plan shall no affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 11.04 Governing Law. The validity, interpretation, construction and performance of this Plan shall in all respects be governed by the laws of the State of Georgia, without reference to principles of conflict of law, except to the extent preempted by federal law.

         Section 11.05 Employment Status. This Plan does not constitute a contract of employment or a contract for consulting services or impose on the Participant or the Company any obligation for the Participant to remain a Consultant, an Outside Director or an employee of the Company or change the status of the Participant's employment, service as a Consultant or membership on the Board or the policies of the Company regarding termination of employment or service as a Consultant or on the Board.

         Section 11.06 Underlying Incentive Plans and Programs. Nothing in this Plan shall prevent the company from modifying, amending or terminating the compensation of the Participant or the incentive plans and programs in which the Participant is involved, pursuant to which cash awards are earned and which are deferred under this Plan.

                                   APPENDIX A

Guaranteed Fund or Company Guarantee

Dreyfus S&P 500 Index Fund

Fidelity Advanced Equity Growth Fund T

Salomon Brothers Total Return Fund B